                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                Exact name of issuer as specified in its charter:

                             HEWLETT-PACKARD COMPANY

  State or other jurisdiction of                I.R.S. Employer
  incorporation or organization:              Identification No.:
          Delaware                                 94-1081436

                     Address of principal executive offices:
                3000 Hanover Street, Palo Alto, California 94304

                            Full title of the plans:

                     Hewlett-Packard Company 2000 Stock Plan
            Hewlett-Packard Company 2000 Employee Stock Purchase Plan

                     Name and address of agent for service:
                                 ANN O. BASKINS
                  Vice President, General Counsel and Secretary
                3000 Hanover Street, Palo Alto, California 94304

   Telephone Number, including area code, of agent for service: (650) 857-1501

                         CALCULATION OF REGISTRATION FEE

Title of                                       Proposed maximum     Proposed maximum           Amount of
Securities to                 Amount to be     offering price       aggregate offering         registration
be Registered                 registered       per share            price                      fee (1)
-------------                 ----------       ---------            -----                      -------
Common Stock $0.01 par
value to be issued under
the Hewlett-Packard
Company 2000 Stock Plan       125,000,000      $134.1875            $16,773,437,500            $4,428,188

Common Stock $0.01 par
value to be issued under
the Hewlett-Packard
Company 2000 Employee
Stock Purchase Plan            50,000,000      $134.1875            $ 6,709,375,000            $1,771,275

Total:                        175,000,000                                                      $6,199,463


----------------------
1. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act") and based upon an average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on April 24, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Hewlett-Packard Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1999 filed with the Securities and Exchange Commission (the "Commission") on January 27, 2000;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company document referred to in (a) above; and

         (c) The description of the Company's common stock contained in the registration statement on Form 8-A filed with the Commission on or about November 6, 1957, and any amendment or report filed for the purpose of updating this description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's bylaws provide for the mandatory indemnification of the directors and officers to the maximum extent permitted by Delaware law. The bylaws also provide (i) that the Company may modify the scope of indemnification by individual contracts with the directors and officers, and (ii) that the Company shall not be required to indemnify any director or officer unless the indemnification is required by law, the proceeding in which indemnification is sought was authorized in advance by our board of directors, the indemnification is provided by the Company, in the sole discretion pursuant to powers vested in the Company under the Delaware Law or the indemnification is required by individual contract. In addition the bylaws provide that the Company has the power to indemnify its employees and agents to the maximum extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index on page 6.

Item 9.  Undertakings.

         (a) Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Regulation S-K Item 512(h) Undertaking for Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 28th day of April, 2000.

                            HEWLETT-PACKARD COMPANY

                            By: /s/ Charles N. Charnas
                                --------------------------------------
                                Charles N. Charnas
                                Assistant Secretary &
                                Senior Managing Counsel


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Hewlett-Packard Company 2000 Stock Plan and the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and any Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.


  Signature                                  Title                               Date

/s/ Raymond W. Cookingham          Vice President and Controller
----------------------------       (Principal Accounting Officer)          April 28, 2000
Raymond W. Cookingham

/s/ Philip M. Condit
----------------------------       Director                                April 28, 2000
Philip M. Condit

/s/ Patricia C. Dunn
----------------------------       Director                                April 28, 2000
Patricia C. Dunn

/s/ Carleton S. Fiorina            President and Chief Executive Officer
----------------------------       (Principal Executive Officer)
Carleton S. Fiorina                and Director                            April 28, 2000

/s/ Sam Ginn
----------------------------       Director                                April 28, 2000
Sam Ginn

/s/ Richard A. Hackborn
----------------------------       Chairman                                April 28, 2000
Richard A. Hackborn

/s/ Walter B. Hewlett
----------------------------       Director                                April 28, 2000
Walter B. Hewlett


                                       4

----------------------------
George A. Keyworth                 Director                                April __, 2000

/s/ Susan P. Orr
----------------------------       Director                                April 28, 2000
Susan P. Orr

/s/ Robert P. Wayman               Executive Vice President,
----------------------------       Finance and Administration (Chief
Robert P. Wayman                   Financial Officer) and Director         April 28, 2000

                                  EXHIBIT INDEX

Exhibit No.

4.1      Hewlett-Packard Company 2000 Stock Plan

4.2      Hewlett-Packard Company 2000 Employee Stock Purchase Plan

5        Opinion re legality.

23.1     Consent of Independent Accountants.

23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

24 Powers of attorney. Contained in the signature pages (pages 4-5) of this Form S-8 Registration Statement and incorporated herein by reference.


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